Exhibit 24.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the joint Proxy Statement/Prospectus, constituting a part of this Form S-4 Registration Statement, of our report dated June 25, 2002 relating to the March 31, 2002 financial statements of Knowledge Foundations, Inc., included in Knowledge Foundations, Inc.'s Form 10K-SB for the year ended March 31, 2002. We also consent to the use of our name as it appears under the caption "Experts" in the joint Prospectus.

                                                                  CORBIN & WERTZ

Irvine, California
August 8, 2002